1 Q4 2023 January 31, 2024 Earnings Presentation Dave Bozeman, President & CEO Arun Rajan, Chief Operating Officer Mike Zechmeister, Chief Financial Officer Chuck Ives, Director of Investor Relations

Safe Harbor Statement Except for the historical information contained herein, the matters set forth in this presentation and the accompanying earnings release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to factors such as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; fuel price increases or decreases, or fuel shortages; competition and growth rates within the global logistics industry; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight; risks associated with significant disruptions in the transportation industry; risks associated with identifying and completing suitable acquisitions; changes in relationships with existing contracted truck, rail, ocean, and air carriers; changes in our customer base due to possible consolidation among our customers; risks associated with reliance on technology to operate our business; cyber-security related risks; our ability to staff and retain employees; risks associated with operations outside of the U.S.; our ability to successfully integrate the operations of acquired companies with our historic operations; climate change related risks; risks associated with our indebtedness; risks associated with interest rates; risks associated with litigation, including contingent auto liability and insurance coverage; risks associated with the potential impact of changes in government regulations; risks associated with the changes to income tax regulations; risks associated with the produce industry, including food safety and contamination issues; the impact of war on the economy; changes to our capital structure; changes due to catastrophic events; risks associated with the usage of artificial intelligence technologies; and other risks and uncertainties detailed in our Annual and Quarterly Reports. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update such statement to reflect events or circumstances arising after such date. 2©2024 C.H. Robinson Worldwide, Inc. All Rights Reserved.

Thoughts from President & CEO, Dave Bozeman 3 ■ My initial diagnosis of the company is complete, we're charting our path forward, and we're taking action on the items below to unlock the power of our portfolio. ■ Our structural cost base grew too much during the pandemic. We made significant progress on reducing our cost structure in 2023, but it needs to continue to improve, by embedding Lean practices, removing waste and expanding our digital capabilities. This will enable us to be the most efficient operator, in addition to the highest value provider. ■ Customers' logistics needs are becoming increasingly complex, and we can better leverage our unique expertise and information advantage and advance our cutting-edge technology to deliver more robust capabilities and market-leading outcomes. ■ We need to drive focus on profitable growth in our four core modes - North American truckload and LTL and global ocean and air - as the engines to ignite growth, by reclaiming market share in eroded segments and expanding our addressable market through value-added services and solutions that drive new volume to the core modes. ■ We can drive better synergies across our portfolio of services to accelerate profitable growth, by improving how we go to market as one company with unified account management versus showing up as distinct business units. ■ Our people are our greatest strength, and I'm confident we will win for our customers, carriers, employees and shareholders.

Q4 Highlights 4 ■ Experienced normal seasonal declines in shipments ■ Global freight markets continue to be impacted by weak demand and excess capacity, resulting in a loose market and suppressed transportation rates ■ Providing superior service to our customers and carriers, as reflected in our 2023 net promoter scores that were the highest on record for the company ■ Focused on continuing to remove waste and manual touches from our processes and ensuring readiness for the eventual freight market rebound ■ 17% Y/Y improvement in Q4 NAST shipments/person/day against a goal of 15%, and 20% Y/Y improvement in Q4 Global Forwarding shipments/person/month, with the compounded benefits of additional productivity improvements expected beyond 2023 ■ Continuing to invest through cycles in improving the customer and carrier experience and in decoupling volume growth from headcount growth $4.2B Total Revenues -16.7% Y/Y $619M Adj. Gross Profits(1) -19.5% Y/Y $107M Income from Ops. -34.5% Y/Y $0.26 Net Income/Share -67.5% Y/Y Q4 2023 1. Adjusted gross profits and adjusted net income per share are non-GAAP financial measures. Refer to pages 20 through 23 for further discussion and a GAAP to Non-GAAP reconciliation. $0.50 of adjusted net income per share(1)

All Other & Corporate ■ Robinson Fresh integrated supply chain solutions generating increased AGP ■ Managed Services Q4 AGP down 3.2% Y/Y ■ Other Surface Transportation AGP decreased 14.2% Y/Y Global Forwarding (GF) ■ Reduced global demand and excess capacity has led to declining prices Y/Y for ocean and air freight, but the ongoing conflict in the Red Sea is now putting a strain on ocean capacity ■ Ocean volume grew Y/Y ■ Continuing to diversify our trade lane and industry vertical exposure North American Surface Transportation (NAST) ■ Adjusted gross profit (AGP) per load/order declined Y/Y in both TL and LTL ■ Load-to-truck ratios indicate the truckload market remains soft by historical standards ■ Significant opportunities for profitable growth remain in a highly fragmented market ■ Focused on initiatives that improve the customer and carrier experience and lower our cost to serve ■ 17% Y/Y improvement in productivity driven by removing waste and increasing automation Complementary Global Suite of Services 5 Q4 2023 Adjusted Gross Profits(2) -24.3% Y/Y -1.3% Y/Y -14.0% Y/Y 1. Measured over trailing twelve months. 2. Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material. Over half of total revenues came from customers to whom we provide both surface transportation and global forwarding services.(1)

NAST Q4’23 Results by Service 6 ■ Truckload volume down 1.5% year-over-year(2) ■ Truckload AGP per shipment decreased 29.5% due to declining profit per shipment on contractual volume(2) ■ LTL volume down 0.5% and AGP per order decreased 8.5%(2) ■ Other AGP decreased primarily due to a decrease in warehousing and intermodal services 4Q23 4Q22%▲ Truckload (“TL”) $223.1 $322.3 (30.8)% Less than Truckload (“LTL”) $134.8 $148.2 (9.0)% Other $22.3 $31.8 (29.9)% Total Adjusted Gross Profits $380.2 $502.3 (24.3)% Adjusted Gross Profit Margin % 12.7% 14.1% (140 bps) Adjusted Gross Profits(1) ($ in millions) 1. Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material. 2. Growth rates are rounded to the nearest 0.5 percent.

Truckload Price and Cost Change (1)(2)(3) 7 Truckload Q4 Volume(2)(4) -1.5 % Price/Mile(1)(2)(3) -13.5 % Cost/Mile(1)(2)(3) -10.5 % Adjusted Gross Profit(4) -30.8% 1. Price and cost change represents YoY change for North America truckload shipments across all segments. 2. Growth rates are rounded to the nearest 0.5 percent. 3. Pricing and cost measures exclude fuel surcharges and costs. 4. Truckload volume and adjusted gross profit growth represents YoY change for NAST truckload. ■ 65% / 35% truckload contractual / transactional volume mix in Q4 ■ Average routing guide depth of 1.16 in Managed Services business vs. 1.22 in Q4 last year Yo Y % C ha ng e in P ric e an d C os t p er M ile YoY Price Change YoY Cost Change 2016 2017 2018 2019 2020 2021 2022 2023 -30% -20% -10% 0% 10% 20% 30% 40% 50%

Truckload AGP $ per Shipment Trend



NAST Adjusted Gross Profit $ per Truckload Shipment (left axis)
Average NAST AGP $ per Truckload Shipment (left axis)
NAST Adjusted Gross Profit Margin % (right axis)
NAST Adjusted Gross Profit $ per Truckload Shipment
NAST Adjusted Gross Profit Margin %
20%
19%
18%
17%
16%
15%
14%
13%
12%
11%
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

- AGP $ per Truckload shipment reflects market conditions better than AGP Margin % [1]
- Targeted more volume in the spot market in Q4, where we could capture more profit due to seasonal market tension
- Profit per load rose in October and November, but declined in December as the cost of purchased transportation moved seasonally higher.

C.H. ROBINSON

1. Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.

8

Global Forwarding Q4’23 Results by Service 9 4Q23 4Q22%▲ Ocean $99.5 $120.2 (17.2)% Air $27.9 $31.5 (11.5)% Customs $23.7 $24.5 (3.1)% Other $11.2 $12.5 (10.9)% Total Adjusted Gross Profits $162.3 $188.7 (14.0)% Adjusted Gross Profit Margin % 22.9% 18.6% 430 bps Adjusted Gross Profits (1) ($ in millions) ■ Reduced global demand and excess capacity impacted ocean and air pricing and volumes on a year-over-year basis ■ Ocean AGP decreased due to a 20.5% decrease in AGP per shipment, partially offset by a 4.0% increase in shipments(2) ■ Air AGP decreased due to a 9.0% decrease in AGP per metric ton shipped and a 2.5% decline in metric tons shipped(2) ■ Customs AGP decreased due to a 7.5% decrease in AGP per transaction, partially offset by a 4.5% increase in volume(2) 1. Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material. 2. Growth rates are rounded to the nearest 0.5 percent.

All Other & Corporate Q4’23 Results 10 Robinson Fresh ■ Increased AGP due to a 4.5%(2) increase in case volume and integrated supply chain solutions for foodservice and wholesale customers Managed Services ■ Total freight under management of $1.5B in Q4 down Y/Y due to declining freight rates Other Surface Transportation ■ Decline in AGP driven by a 16.6% decrease in Europe truckload AGP 4Q23 4Q22%▲ Robinson Fresh $31.1 $28.5 9.2% Managed Services $28.8 $29.8 (3.2)% Other Surface Transportation $16.2 $18.9 (14.2)% Total $76.1 $77.2 (1.3)% Adjusted Gross Profits (1) ($ in millions) 1. Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material. 2. Growth rates are rounded to the nearest 0.5 percent.

Streamlining & Automating Processes to Drive Profitable Growth 11 11

New Carrier & Customer Experiences Driving Digital Adoption 12 ■ Improving customer outcomes with technology that supports our people and processes ■ Q4 NAST shipments per person per day increased 17% year-over- year vs our goal of 15% ■ Q4 Global Forwarding shipments per person per month increased 20% year-over-year – Accelerating the digital execution of critical touch points in the lifecycle of a load: • Reducing manual tasks per shipment • Reducing time per task 12

Pillars of Our Customer Promise ■ Diversified, global suite of servicesTM - we can reliably meet all logistics services needs today and in the future ■ An information advantage driving smarter solutionsTM and better outcomes through our experience, data and scale ■ Solutions delivered through people you can rely onTM as an extension of your team ■ Technology built by and for supply chain expertsTM - tailored, market-leading solutions that drive better supply chain outcomes 13 Best-in-class solutions delivered through a global network of experts you can rely on

Capital Allocation Priorities: Balanced and Opportunistic 14 Cash Flow from Operations & Capital Distribution ($M) ■ $74 million of cash returned to shareholders in Q4 2023 ■ Q4 2023 capital distribution declined 85% Y/Y due to the decrease in cash from operations ■ More than 25 years of annually increasing dividends, on a per share basis ■ 18K shares repurchased at an average price of $83.60 ■ The decline in the cost and price of purchased transportation (inclusive of fuel surcharges) has slowed year-over-year, resulting in less benefit to net operating working capital and cash flow. ■ We'll continue to manage our capital structure to maintain our investment grade credit rating.

15 Appendix

Q4 2023 Transportation Results(1) 16 Three Months Ended December 31 Twelve Months Ended December 31 $ in thousands 2023 2022 % Change 2023 2022 % Change Total Revenues $ 3,930,461 $ 4,798,027 (18.1) % $ 16,372,660 $ 23,516,384 (30.4) % Total Adjusted Gross Profits(2) $ 590,988 $ 741,951 (20.3) % $ 2,486,636 $ 3,480,669 (28.6) % Adjusted Gross Profit Margin % 15.0% 15.5% (50 bps) 15.2% 14.8% 40 bps Transportation Adjusted Gross Profit Margin % 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Q1 15.3% 16.8% 19.7% 17.3% 16.4% 18.6% 15.3% 14.9% 13.5% 15.2% Q2 16.0% 17.5% 19.3% 16.2% 16.2% 18.3% 17.5% 13.8% 15.4% 15.5% Q3 16.2% 18.4% 17.6% 16.4% 16.6% 16.9% 14.4% 13.7% 15.1% 15.1% Q4 15.9% 19.0% 17.2% 16.6% 17.7% 15.6% 14.3% 13.3% 15.5% 15.0% Total 15.9% 17.9% 18.4% 16.6% 16.7% 17.3% 15.3% 13.8% 14.8% 15.2% 1. Includes results across all segments. 2. Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.

Q4 2023 NAST Results 17 1. Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material. 2. Includes $1.1 million of restructuring charges in the Twelve Months Ended December 31, 2023 mainly related to workforce reductions. Includes $9.5 million of restructuring charges related to workforce reductions and asset impairment charges related to reprioritizing our technology investments in the Three and Twelve Months Ended December 31, 2022. Three Months Ended December 31 Twelve Months Ended December 31, $ in thousands 2023 2022 % Change 2023 2022 % Change Total Revenues $ 3,000,650 $ 3,563,071 (15.8) % $ 12,471,075 $ 15,827,467 (21.2) % Total Adjusted Gross Profits(1) $ 380,157 $ 502,266 (24.3) % $ 1,593,854 $ 2,196,704 (27.4) % Adjusted Gross Profit Margin % 12.7% 14.1% (140 bps) 12.8% 13.9% (110 bps) Income from Operations(2) $ 95,958 $ 162,550 (41.0) % $ 459,960 $ 833,302 (44.8) % Adjusted Operating Margin % 25.2% 32.4% (720 bps) 28.9% 37.9% (900 bps) Depreciation and Amortization $ 5,638 $ 5,542 1.7% $ 23,027 $ 23,643 (2.6) % Total Assets $ 3,008,459 $ 3,304,480 (9.0) % $ 3,008,459 $ 3,304,480 (9.0) % Average Headcount 6,103 7,251 (15.8) % 6,469 7,365 (12.2) %

Q4 2023 Global Forwarding Results

$ in thousands	Three Months Ended December 31 2023	2022	% Change	Twelve Months Ended December 31 2023	2022	% Change
Total Revenues	$ 708,814	$ 1,013,306	(30.0)%	$ 2,997,704	$ 6,812,008	(56.0)%
Total Adjusted Gross Profits[(1)]	$ 162,322	$ 188,749	(14.0)%	$ 689,365	$ 1,083,473	(36.4)%
Adjusted Gross Profit Margin %	*22.9%*	*18.6%*	*430 bps*	*23.0%*	*15.9%*	*710 bps*
Income from Operations[(2)]	$ 22,576	$ 28,216	(20.0)%	$ 85,830	$ 449,364	(80.9)%
Adjusted Operating Margin %	*13.9%*	*14.9%*	*(100 bps)*	*12.5%*	*41.5%*	*(2,900 bps)*
Depreciation and Amortization	$ 2,915	$ 5,441	(46.4)%	$ 19,325	$ 21,835	(11.5)%
Total Assets	$ 1,094,895	$ 1,507,913	(27.4)%	$ 1,094,895	$ 1,507,913	(27.4)%
Average Headcount	5,021	5,745	(12.6)%	5,222	5,712	(8.6)%

C.H. ROBINSON

1. Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.
2. Includes $4.0 million of favorable restructuring expense adjustments due to amounts settling for an amount different than originally estimated related to divesting our operations in Argentina in the Three Months Ended December 31, 2023 and $22.0 million of restructuring charges in the Twelve Months Ended December 31, 2023 mainly related to divesting our operations in Argentina. Includes $7.0 million of restructuring charges related to workforce reductions and reprioritizing our technology investments in the Three and Twelve Months Ended December 31, 2022.

18

Q4 2023 All Other and Corporate Results

$ in thousands	Three Months Ended December 31			Twelve Months Ended December 31,		
	2023	2022	% Change	2023	2022	% Change
Total Revenues	$ 512,423	$ 490,444	4.5%	$ 2,127,664	$ 2,057,150	3.4%
Total Adjusted Gross Profits[(1)]	$ 76,144	$ 77,159	(1.3%)	$ 321,389	$ 313,000	2.7%
Income (loss) from Operations[(2)]	$ (11,105)	$ (26,732)	58.5%	$ (31,183)	$ (15,884)	96.3%
Depreciation and Amortization	$ 14,533	$ 13,070	11.2%	$ 56,633	$ 47,298	19.7%
Total Assets	$ 1,121,926	$ 1,142,171	(1.8%)	$ 1,121,926	$ 1,142,171	(1.8%)
Average Headcount	4,195	4,676	(10.3%)	4,350	4,524	(3.8%)

C.H. ROBINSON

1. Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.
2. Includes $0.3 million of favorable restructuring expense adjustments due to amounts settling for an amount different than originally estimated in the Three Months Ended December 31, 2023 and $15.0 million of restructuring charges in the Twelve Months Ended December 31, 2023 mainly related to workforce reductions. Includes $20.2 million of restructuring charges related to workforce reductions and reprioritizing our technology investments in the Three and Twelve Months Ended December 31, 2022 and a $25.3 million gain on the sale and leaseback of a facility in Kansas City in the Twelve Months Ended December 31, 2022.

19

Non-GAAP Reconciliations

Our adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit is calculated as gross profit excluding amortization of internally developed software utilized to directly serve our customers and contracted carriers. Adjusted gross profit margin is calculated as adjusted gross profit divided by total revenues. We believe adjusted gross profit and adjusted gross profit margin are useful measures of our ability to source, add value, and sell services and products that are provided by third parties, and we consider adjusted gross profit to be a primary performance measurement. The reconciliation of gross profit to adjusted gross profit and gross profit margin to adjusted gross profit margin are presented below:

	Three Months Ended December 31				Twelve Months Ended December 31,			
$ in thousands	2023		2022		2023		2022	
Revenues:								
Transportation	$3,930,461		$ 4,798,027		$16,372,660		$23,516,384	
Sourcing	291,426		268,794		1,223,783		1,180,241	
Total Revenues	$4,221,887		$ 5,066,821		$17,596,443		$24,696,625	
Costs and expenses:								
Purchased transportation and related services	3,339,473		4,056,076		13,886,024		20,035,715	
Purchased produced sourced for resale	263,791		242,571		1,105,811		1,067,733	
Direct internally developed software amortization	9,320		6,656		33,620		25,487	
Total direct costs	$3,612,584		$ 4,305,303		$15,025,455		$21,128,935	
Gross profit & Gross profit margin	**$ 609,303**	**14.4%**	**$ 761,518**	**15.0%**	**$ 2,570,988**	**14.6%**	**$ 3,567,690**	**14.4%**
Plus: Direct internally developed software amortization	9,320		6,656		33,620		25,487	
Adjusted gross profit/Adjusted gross profit margin	**$ 618,623**	**14.7%**	**$ 768,174**	**15.2%**	**$ 2,604,608**	**14.8%**	**$ 3,593,177**	**14.5%**

C.H. ROBINSON

20

Non-GAAP Reconciliations

Our adjusted operating margin is a non-GAAP financial measure calculated as operating income divided by adjusted gross profit. Our adjusted operating margin - excluding restructuring and gain on sale of property is a similar non-GAAP financial measure as adjusted operating margin, but also excludes the impact of restructuring and the gain on sale and leaseback of our Kansas City regional center in 2022 (the "gain on sale of property"). We believe adjusted operating margin and adjusted operating margin - excluding restructuring and gain on sale of property are useful measures of our profitability in comparison to our adjusted gross profit, which we consider a primary performance metric as discussed above. The comparisons of operating margin to adjusted operating margin and adjusted operating margin - excluding restructuring and gain on sale of property are presented below:

$ in thousands	Three Months Ended December 31		Twelve Months Ended December 31,	
	2023	2022	2023	2022
Total Revenues	$ 4,221,887	$ 5,066,821	$ 17,596,443	$ 24,696,625
Income from operations	107,429	164,034	514,607	1,266,782
Operating margin	**2.5%**	**3.2%**	**2.9%**	**5.1%**
Adjusted gross profit	$ 618,623	$ 768,174	$ 2,604,608	$ 3,593,177
Income from operations	107,429	164,034	514,607	1,266,782
Adjusted operating margin	**17.4%**	**21.4%**	**19.8%**	**35.3%**
Adjusted gross profit	$ 618,623	$ 768,174	$ 2,604,608	$ 3,593,177
Adjusted income from operations[(1)]	103,153	200,718	552,648	1,278,170
Adjusted operating margin - excluding restructuring and gain on sale of property	**16.7%**	**26.1%**	**21.2%**	**35.6%**

1. In the Three Months ended December 31, 2023, we incurred favorable restructuring expense adjustments of $4.3 million due to amounts settling for an amount different than originally estimated related to divesting our operations in Argentina. In the Twelve Months ended December 31, 2023, we incurred restructuring expenses of $18.4 million related to workforce reductions and $19.6 million of asset impairment and other charges. In the Three and Twelve Months ended December 31, 2022, we incurred restructuring expenses of $21.5 million related to workforce reductions and $15.2 million of other charges, primarily related to an impairment of internally developed software due to reprioritizing our investments in technology to accelerate our digital transformation and productivity initiatives. In the Twelve Months ended December 31, 2022, we also recognized a gain on sale of property and equipment of $25.3 million related to the sale-leaseback of our Kansas City regional center.

C.H. ROBINSON

21

Non-GAAP Reconciliations

Our adjusted income (loss) from operations, adjusted operating margin - excluding restructuring and gain on sale of property, and adjusted net income per share (diluted) are non-GAAP financial measures. Adjusted income (loss) from operations and adjusted net income per share (diluted) is calculated as income (loss) from operations, adjusted operating margin - excluding restructuring and gain on sale of property, and net income per share (diluted) excluding the impact of restructuring and gain on sale of property. The adjustments to net income per share (diluted) include restructuring-related costs, gain on sale of property, a foreign currency loss on divested operations, and an income tax settlement. We believe that these measures provide useful information to investors and include them within our internal reporting to our chief operating decision maker. Accordingly, the discussion of our results of operations includes discussion on the changes in our adjusted income (loss) from operations, adjusted operating margin - excluding restructuring and gain on sale of property, and adjusted net income per share (diluted). The reconciliation of income (loss) from operations to adjusted income (loss) from operations, adjusted operating margin - excluding restructuring and gain on sale of property, and net income per share (diluted) to adjusted income (loss) from operations and adjusted net income per share (diluted) is presented below (in thousands except per share data):

	Three Months Ended December 31, 2023				Twelve Months Ended December 31, 2023			
	NAST	Global Forwarding	All Other and Corporate	Consolidated	NAST	Global Forwarding	All Other and Corporate	Consolidated
Income (loss) from operations	$ 95,958	$ 22,576	$ (11,105)	$ 107,429	$ 459,960	$ 85,830	$ (31,183)	$ 514,607
Severance and other personnel expenses	—	(925)	(409)	(1,334)	1,083	3,817	13,509	18,409
Other selling, general, and administrative expenses	—	(3,084)	142	(2,942)	8	18,158	1,466	19,632
Total adjustments to operating income (loss)[(1)(2)]	—	(4,009)	(267)	(4,276)	1,091	21,975	14,975	38,041
Adjusted income (loss) from operations	**$ 95,958**	**$ 18,567**	**$ (11,372)**	**$ 103,153**	**$ 461,051**	**$ 107,805**	**$ (16,208)**	**$ 552,648**
Adjusted gross profit	$ 380,157	$ 162,322	$ 76,144	$ 618,623	$1,593,854	$ 689,365	$ 321,389	$ 2,604,608
Adjusted income (loss) from operations	95,958	18,567	(11,372)	103,153	461,051	107,805	(16,208)	552,648
Adjusted operating margin - excluding restructuring	25.2%	11.4%	N/M	16.7%	28.9%	15.6%	N/M	21.2%
			$ in 000's	per share			$ in 000's	per share
Net income and per share (diluted)			$ 30,973	$ 0.26			$ 325,129	$ 2.72
Restructuring and related costs, pre-tax[(1)(2)]			(2,856)	(0.02)			39,461	0.32
Foreign currency loss on divested operations, pre-tax			7,454	0.06			16,375	0.14
Income tax settlement and tax effect of adjustments			23,928	0.20			14,172	0.12
Adjusted net income and per share (diluted)			**$ 59,499**	**$ 0.50**			**$ 395,137**	**$ 3.30**

C.H. ROBINSON

1. The Three Months Ended December 31, 2023 includes restructuring adjustments of $4.3 million related to the divestiture of our operations in Argentina.
2. The Twelve Months Ended December 31, 2023 includes restructuring expenses of $18.4 million related to workforce reductions in additions to $19.6 million of asset impairment and other charges related to the divestiture of our operations in Argentina.

22

Non-GAAP Reconciliations

Our adjusted income (loss) from operations, adjusted operating margin - excluding restructuring and gain on sale of property, and adjusted net income per share (diluted) are non-GAAP financial measures. Adjusted income (loss) from operations and adjusted net income per share (diluted) is calculated as income (loss) from operations, adjusted operating margin - excluding restructuring and gain on sale of property, and net income per share (diluted) excluding the impact of restructuring and gain on sale of property. The adjustments to net income per share (diluted) include restructuring-related costs, gain on sale of property, a foreign currency loss on divested operations, and an income tax settlement. We believe that these measures provide useful information to investors and include them within our internal reporting to our chief operating decision maker. Accordingly, the discussion of our results of operations includes discussion on the changes in our adjusted income (loss) from operations, adjusted operating margin - excluding restructuring and gain on sale of property, and adjusted net income per share (diluted). The reconciliation of income (loss) from operations to adjusted income (loss) from operations, adjusted operating margin - excluding restructuring and gain on sale of property, and net income per share (diluted) to adjusted income (loss) from operations and adjusted net income per share (diluted) is presented below (in thousands except per share data):

	Three Months Ended December 31, 2022				Twelve Months Ended December 31, 2022			
	NAST	Global Forwarding	All Other and Corporate	Consolidated	NAST	Global Forwarding	All Other and Corporate	Consolidated
Income (loss) from operations	$ 162,550	$ 28,216	$ (26,732)	$ 164,034	$ 833,302	$ 449,364	$ (15,884)	$ 1,266,782
Severance and other personnel expenses	6,323	3,831	11,380	21,534	6,323	3,831	11,380	21,534
Other selling, general, and administrative expenses	3,175	3,174	8,801	15,150	3,175	3,174	(16,495)	(10,146)
Total adjustments to operating income (loss)[1][2]	9,498	7,005	20,181	36,684	9,498	7,005	(5,115)	11,388
Adjusted income (loss) from operations	**$ 172,048**	**$ 35,221**	**$ (6,551)**	**$ 200,718**	**$ 842,800**	**$ 456,369**	**$ (20,999)**	**$ 1,278,170**
Adjusted gross profit	$ 502,266	$ 188,749	$ 77,159	$ 768,174	$2,196,704	$ 1,083,473	$ 313,000	$ 3,593,177
Adjusted income (loss) from operations	172,048	35,221	(6,551)	200,718	842,800	456,369	(20,999)	1,278,170
Adjusted operating margin - excluding restructuring and gain on sale of property	34.3%	18.7%	N/M	26.1%	38.4%	42.1%	N/M	35.6%
			$ in 000's	per share			$ in 000's	per share
Net income and per share (diluted)			$ 96,193	$ 0.80			$ 940,524	$ 7.40
Restructuring and related costs, pre-tax[1]			36,684	0.30			36,684	0.29
Gain on sale of property, pre-tax[2]			—	—			(25,296)	(0.20)
Foreign currency loss on divested operations, pre-tax			3,407	0.03			9,268	0.07
Tax effect of adjustments			(8,804)	(0.07)			(2,733)	(0.02)
Adjusted net income and per share (diluted)			**$ 127,480**	**$ 1.06**			**$ 958,447**	**$ 7.54**

C.H. ROBINSON

1. The Three and Twelve Months Ended December 31, 2022 includes restructuring expenses of $21.5 million related to workforce reductions and $15.2 million of other charges, primarily related to an impairment of internally developed software due to reprioritizing our investments in technology to accelerate our digital transformation and productivity initiatives.
2. The Twelve Months Ended December 31, 2022 includes a gain on sale of property and equipment of $25.3 million related to the sale-leaseback of our Kansas City regional center.

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24 Thank you INVESTOR RELATIONS: Chuck Ives 952-683-2508 chuck.ives@chrobinson.com